Exhibit 99.7

Last Updated 4/19/02

Pinnacle West Capital Corporation
Earnings Variance Explanations
For Periods Ended March 31, 2002 and 2001

       This discussion explains the changes in our earnings for the three and twelve months ended March 31, 2002 and 2001. We suggest this section be read along with the Pinnacle West Annual Report on Form 10-K for the fiscal year ended December 31, 2001. Consolidated income statements for the three and twelve months ended March 31, 2002 and 2001 follow this discussion. Additional operating and financial statistics and a glossary of terms are available on the Company’s website (www.pinnaclewest.com).

Earnings Contributions by Subsidiary

       The following table summarizes net income for the three and twelve months ended March 31, 2002 and the comparable prior-year periods for Pinnacle West and each of its subsidiaries (dollars in millions):

	Three Months		Twelve Months
	Ended		Ended
	March 31,		March 31,

	2002	2001	2002	2001

Arizona Public Service (APS)	$32	$65	$248	$338
Pinnacle West Energy	1	--	19	(2)
APS Energy Services (APSES)	2	(8)	--	(20)
SunCor	2	--	5	7
El Dorado	--	1	--	(17)
Parent Company (a)	17	4	46	5

Income before accounting
change	54	62	318	311
Cumulative effect of a change
in accounting – net of
income taxes	--	(3)	(12)	(3)

Net income	$54	$59	$306	$308

(a)	These amounts primarily include marketing and trading activities. APS also includes some marketing and trading activities in 2001.

Business Segments

       We have two principal business segments determined by products, services and regulatory environment, which consist of our regulated retail electricity business and related activities (retail business segment) and competitive business activities (marketing and trading segment). Our retail business segment currently includes activities related to electricity transmission and distribution, as well as electricity generation. Our marketing and trading segment currently includes activities related to wholesale marketing and trading and APSES’ competitive energy services.

       The following table summarizes net income by business segment for the three and twelve months ended March 31, 2002 and the comparable prior-year periods (dollars in millions):

	Three Months		Twelve Months
	Ended		Ended
	March 31,		March 31,

	2002	2001	2002	2001

Retail	$31	$3	$179	$199
Marketing and trading	21	58	134	122
Other	2	1	5	(10)

Income before accounting
change	54	62	318	311
Cumulative effect of a change
in accounting – net of
income taxes	--	(3)	(12)	(3)

Net income	$54	$59	$306	$308

Earnings Variance Explanations

       Operating Results - Three-month period ended March 31, 2002 compared with three-month period ended March 31, 2001

       Our consolidated net income for the three months ended March 31, 2002 was $54 million compared with $59 million for the same period in the prior year. In 2001, we recognized a $3 million after-tax loss in net income as the cumulative effect of a change in accounting for derivatives, as required by Statement of Financial Accounting Standards (SFAS) No.133.

       Income before accounting change for the three months ended March 31, 2002 was $54 million compared with $62 million for the same period in the prior year. The period-to-period decrease is the result of lower marketing and trading earnings contributions and a retail electricity price decrease. These negative factors were partially offset by lower costs for replacement power due to lower market prices and less outages, power plant maintenance, and generation reliability. The major factors that increased (decreased) income before accounting change were as follows (dollars in millions):

	Increase
	(Decrease)

Increases (decreases) in electric revenues, net of purchased power and fuel expense due to:
Marketing and trading activities:
Decrease from generation sales other than native load due to lower
market prices and resulting lower sales volumes	$(46)
Increase in other realized marketing and trading in the current period
primarily due to higher unit margins on increased volumes	38	(a)
Change in prior-period mark-to-market gains for contracts delivered
during the current period (b)	(35	)(a)
Lower mark-to-market gains for future-period deliveries (b)	(24)

Net decrease in marketing and trading gross margin	(67)
Lower replacement power costs for plant outages due to lower
market prices and fewer unplanned outages	50
Increased fuel costs related to higher hedged natural gas and
purchased power prices	(11)
Change in mark-to-market for hedged natural gas and purchased power costs for future-period deliveries related to accounting for
derivatives	3
Effects of milder weather on retail sales	(6)
Higher retail sales volumes due to customer growth and higher
average usage excluding weather effects	4
Retail price reductions effective July 1, 2001	(5)
Miscellaneous factors – net	1

Total decrease in electric revenues, net of purchased power and fuel expense	(31)
Lower operations and maintenance expenses primarily related to reliability, outage and maintenance costs, and the absence of a provision for credit
expense, partially offset by higher employee benefit costs	8
Lower depreciation and amortization primarily due to lower regulatory asset
amortization	5
Miscellaneous items, net	4

Decrease in income before income taxes	(14)
Lower income taxes primarily due to lower income	6

Decrease in income before accounting change	$(8)

(a)	Net marketing and trading gains (excluding the effects of generation sales other than native load) realized during the current period increased $3 million.
(b)	Essentially all of our marketing and trading activities are structured activities. This means our portfolio of forward sales positions is hedged with a portfolio of forward purchases that protects the economic value of the sales transactions.

       Electric operating revenues decreased approximately $327 million primarily because of:

  changes in marketing and trading revenues ($294 million, net decrease) due to:
    decreased revenues related to generation sales other than native load due to lower market prices and resulting lower sales volumes ($79 million);
    decreased realized revenues related to other realized marketing and trading in the current period primarily due to lower prices ($165 million);
    change in prior-period mark-to-market gains on contracts delivered during the current period ($28 million decrease);
    lower mark-to-market gains for future-period deliveries primarily as a result of lower market price volatility ($22 million);
  decreased revenues related to other wholesale sales as a result of lower sales volumes and lower prices ($27 million);
  decreased retail revenues related to milder weather ($9 million);
  increased retail revenues related to customer growth and higher usage excluding weather effects ($7 million);
  decreased retail revenues related to a reduction in retail electricity prices ($5 million); and
  other miscellaneous factors ($1 million increase).

       Purchased power and fuel expenses decreased approximately $296 million primarily because of:

  changes in purchased power and fuel costs related to marketing and trading activities ($227 million, net decrease) due to:
    decreased fuel costs related to generation sales other than native load primarily because of lower sales volumes and lower natural gas prices ($33 million);
    decreased purchased power costs related to other realized marketing and trading in the current period primarily due to lower prices ($203 million);
    change in prior-period mark-to-market fuel costs for current-period deliveries related to accounting for derivatives ($7 million increase);
    change in mark-to-market fuel costs for future-period deliveries related to accounting for derivatives ($2 million increase);
  decreased costs related to other wholesale sales as a result of lower sales volumes and lower prices ($27 million);
  increased fuel costs related to higher hedged natural gas and purchased power prices ($11 million);
  change in mark-to-market for hedged natural gas and purchased power costs for future-period deliveries related to accounting for derivatives ($3 million decrease);
  decreased costs related to the effects of milder weather on retail sales ($3 million);
  increased costs related to retail sales growth excluding weather effects ($3 million); and
  decreased replacement power costs for power plant outages due to lower market prices and fewer unplanned outages ($50 million).

       The decrease in operations and maintenance expenses of $8 million primarily related to costs incurred in 2001 for the generation reliability program (the addition of generation capacity to enhance reliability for the summer of 2001) and plant outages and maintenance ($7 million); and the absence of a provision for credit exposure related to the California energy situation recorded in 2001 ($5 million). These factors were partially offset by increased employee benefit and other costs in the current period ($4 million).

       The decrease in depreciation and amortization expenses of $5 million primarily related to lower regulatory asset amortization, in accordance with APS’ 1999 regulatory settlement agreement.

       Operating Results - Twelve-month period ended March 31, 2002 compared with twelve-month period ended March 31, 2001

       Our consolidated net income for the twelve months ended March 31, 2002 was $306 million compared with $308 million for the same period in the prior year. We recognized a $12 million after-tax loss in the twelve months ended March 31, 2002 and a $3 million after-tax loss in the twelve months ended March 31, 2001 as cumulative effects of a change in accounting for derivatives, as required by SFAS No.133.

       Income before accounting change for the twelve months ended March 31, 2002 was $318 million compared with $311 million for the same period a year earlier. The period-to-period comparison benefited from favorable marketing and trading results, including significant benefits in the third quarter of 2001 from structured trading activities; lower replacement power costs; and retail customer growth. These factors were partially offset by continuing retail electricity price decreases; higher hedged purchased power and fuel costs, costs of generation reliability measures; and charges related to Enron and its affiliates. The major factors that increased (decreased) income before accounting change were as follows (dollars in millions):

	Increase
	(Decrease)

Increases (decreases) in electric revenues, net of purchased power and fuel expense due to:
Marketing and trading activities:
Decrease from generation sales other than native load due to
lower market prices and resulting lower sales volumes	$(66)
Increase in other realized marketing and trading in the current period primarily due to higher unit margins on increased sales
volumes	80	(a)
Change in prior-period mark-to-market gains for contracts
delivered in the current period (b)	(24	)(a)
Change in prior-period mark-to-market value related to trading with
Enron and its affiliates (c)	(8)
Increase in mark-to-market gains for future-period deliveries (b)	42

Net increase in marketing and trading	24
Lower replacement power costs for plant outages related to lower
market prices and fewer unplanned outages	24
Retail price reductions effective July 1, 2001 and 2000	(27)
Charges related to purchased power contracts with Enron and its
affiliates(c)	(13)
Change in mark-to-market for hedged natural gas and purchased power costs for future-period deliveries related to accounting for
derivatives	(9)
Higher retail sales primarily related to customer growth and weather impacts, partially offset by lower usage and higher
hedged cost of purchased power and fuel	20

Total increase in electric revenues, net of purchased power and fuel	19
expense
Higher operations and maintenance expense primarily related to 2001
generation reliability program	(57)
Lower depreciation and amortization primarily due to lower regulatory
asset amortization	11
Lower net interest expense primarily due to higher capitalized interest	15
Lower other net expense primarily related to El Dorado	33
Miscellaneous items, net	(4)

Net increase in income before income taxes	17
Higher income taxes primarily due to higher income	(10)

Net increase in income before accounting change	$7

(a)	Net marketing and trading gains (excluding the effects of generation sales other than native load) realized during the current period increased $56 million.
(b)	Essentially all of our marketing and trading activities are structured activities. This means our portfolio of forward sales positions is hedged with a portfolio of forward purchases that protects the economic value of the sales transactions.
(c)	We recorded charges totaling $21 million for exposure to Enron and its affiliates in the fourth quarter of 2001.

       Electric operating revenues increased approximately $64 million primarily because of:

  changes in marketing and trading revenues ($105 million, net increase) due to:
    decreased revenues related to generation sales other than native load as a result of lower market prices and resulting lower sales volumes ($125 million);
    increased realized revenues related to other marketing and trading in the current period primarily due to higher sales volumes ($212 million);
    decrease in prior-period mark-to-market value related to trading with Enron and its affiliates ($8 million);
    change in prior-period mark-to-market gains for contracts delivered during the current period ($14 million decrease);
    increased mark-to-market gains for future-period deliveries primarily because of higher sales volumes ($40 million);
  decreased wholesale and other revenues as a result of lower sales volumes ($69 million);
  higher retail sales related to customer growth and weather impacts, partially offset by lower average residential usage ($55 million); and
  decreased retail revenues related to reductions in retail electricity prices effective July 1, 2001 and 2000 ($27 million).

       Purchased power and fuel expenses increased approximately $45 million primarily because of:

  changes in purchased power and fuel costs related to marketing and trading activities ($81 million, net increase) due to:
    decreased fuel costs related to generation sales other than native load as a result of lower sales volumes ($59 million);
    increased fuel and purchased power costs related to other realized marketing and trading in the current period primarily due to higher sales volumes ($132 million);
    change in prior-period mark-to-market fuel costs for current-period deliveries related to accounting for derivatives ($10 million increase);
    change in mark-to-market fuel costs for future-period deliveries related to accounting for derivatives ($2 million decrease);
  decreased costs related to other wholesale sales as a result of lower sales volumes ($69 million);
  lower replacement power costs primarily due to lower market prices and fewer unplanned outages ($24 million);
  higher costs related to retail sales as a result of the higher hedged cost of purchased power and fuel and higher retail sales volumes related to customer growth and weather impacts ($35 million);
  change in mark-to-market for hedged natural gas and purchased power costs for future-period deliveries related to accounting for derivatives ($9 million increase) and;
  charges related to purchased power contracts with Enron and its affiliates ($13 million).

       The increase in operations and maintenance expenses of $57 million primarily related to the 2001 generation reliability program (the addition of generating capability to enhance reliability for the summer of 2001) and scheduled plant outages and maintenance ($39 million); and increased employee benefit and other costs ($28 million). These factors were partially offset by a provision for our credit exposure related to the California energy situation recorded in the prior period ($10 million).

       The decrease in depreciation and amortization expenses of $11 million primarily related to lower regulatory asset amortization, in accordance with APS’ 1999 regulatory settlement agreement.

       Net other expense decreased $33 million primarily because of a change in the market value of El Dorado’s investment in a technology-related venture capital partnership in the prior period and an insurance recovery of environmental remediation costs, partially offset by other non-operating costs. The major investment in the venture capital partnership was sold in the first quarter of 2001.

       Net interest expense decreased by $15 million primarily because of the increase in capitalized interest ($23 million) related to our generation expansion program and the effects of lower interest rates. The reductions in net interest expense more than offset the increases in interest expense for higher debt balances that were related primarily to our generation expansion program.

Exhibit 99.7

                        PINNACLE WEST CAPITAL CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                (Dollars in Thousands, Except Per Share Amounts)
                                   (Unaudited)

                                                                    THREE MONTHS ENDED        TWELVE MONTHS ENDED
                                                                           MARCH                      MARCH
                                                                --------------------------    --------------------------
                                                                   2002           2001           2002           2001
                                                                -----------    -----------    -----------    -----------
OPERATING REVENUES
     Electric                                                   $   579,772    $   906,494    $ 4,055,743    $ 3,992,076
     Real estate                                                     41,185         32,335        177,758        148,811
                                                                -----------    -----------    -----------    -----------
         Total                                                      620,957        938,829      4,233,501      4,140,887
                                                                -----------    -----------    -----------    -----------
OPERATING EXPENSES
     Purchased power and fuel                                       221,036        516,424      2,368,830      2,323,784
     Operations and maintenance                                     117,430        125,250        522,275        465,006
     Real estate operations                                          37,358         31,008        159,812        132,610
     Depreciation and amortization                                   99,913        104,781        423,035        433,553
     Taxes other than income taxes                                   26,758         25,303        102,523         99,691
                                                                -----------    -----------    -----------    -----------
         Total                                                      502,495        802,766      3,576,475      3,454,644
                                                                -----------    -----------    -----------    -----------

OPERATING INCOME                                                    118,462        136,063        657,026        686,243
                                                                -----------    -----------    -----------    -----------

OTHER INCOME (EXPENSE)                                                1,088           (738)        (3,939)       (36,635)
                                                                -----------    -----------    -----------    -----------
INTEREST EXPENSE
     Interest charges                                                44,688         42,749        177,761        169,697
     Capitalized interest                                           (14,123)       (10,427)       (51,558)       (28,216)
                                                                -----------    -----------    -----------    -----------
         Total                                                       30,565         32,322        126,203        141,481
                                                                -----------    -----------    -----------    -----------

INCOME BEFORE INCOME TAXES                                           88,985        103,003        526,884        508,127

INCOME TAXES                                                         35,228         40,798        207,965        197,660
                                                                -----------    -----------    -----------    -----------

INCOME BEFORE ACCOUNTING CHANGE                                      53,757         62,205        318,919        310,467

CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING FOR DERIVATIVES -
     NET OF INCOME TAX                                                   --         (2,755)       (12,446)        (2,755)
                                                                -----------    -----------    -----------    -----------

NET INCOME                                                      $    53,757    $    59,450    $   306,473    $   307,712
                                                                ===========    ===========    ===========    ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC                   84,735         84,727         84,719         84,732

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED                 84,884         84,966         84,910         84,974

EARNINGS PER WEIGHTED AVERAGE COMMON SHARE OUTSTANDING
     Income Before Accounting Change - Basic                    $      0.63    $      0.73    $      3.76    $      3.66
     Net Income - Basic                                         $      0.63    $      0.70    $      3.62    $      3.63
     Income Before Accounting Change - Diluted                  $      0.63    $      0.73    $      3.76    $      3.65
     Net Income - Diluted                                       $      0.63    $      0.70    $      3.61    $      3.62

Certain prior year amounts have been restated to conform to the 2002 presentation.